AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 2002



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                            DIGITAL LIGHTWAVE, INC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                    DELAWARE                            95-4313013
         (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

                             15550 LIGHTWAVE DRIVE
                          CLEARWATER, FLORIDA  33760

                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                           DIGITAL LIGHTWAVE, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            DIGITAL LIGHTWAVE, INC.
                            2001 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)


  MARK E. SCOTT EXECUTIVE VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                            DIGITAL LIGHTWAVE, INC.
                             15550 LIGHTWAVE DRIVE
                          CLEARWATER, FLORIDA  33760
                        (NAME AND ADDRESS OF AGENT  FOR
                                   SERVICE)

                                (727) 442-6677
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

                           SCOTT BLICKENSTAFF, ESQ.
                      ORRICK, HERRINGTON & SUTCLIFFE LLP
                                1020 MARSH ROAD
                             MENLO PARK, CA  94025
                                (650) 614-7400
                        CALCULATION OF REGISTRATION FEE

                          AMOUNT     PROPOSED        PROPOSED       AMOUNT OF
                          TO BE       MAXIMUM    MAXIMUM AGGREGATE REGISTRATION
TITLE OF SECURITIES    REGISTERED(1)  OFFERING     OFFERING PRICE       FEE
TO BE REGISTERED                   PRICE PER SHARE
_______________________________________________________________________________
Common Stock, par        300,000 shares  $1.28(2)     $384,000(2)        $35.33
value $0.0001 per
share to be issued
pursuant to the Digital
Lightwave, Inc. 1997
Employee Stock Purchase
Plan
_______________________________________________________________________________
Common Stock, par        1,258,343 shares $1.28(2)    $1,610,679(2)     $148.19
value $0.0001 per
share to be issued
pursuant to the Digital
Lightwave, Inc. 2001
Stock Option Plan
_______________________________________________________________________________
Common Stock, par
value $0.0001 per
share to be issued 	 1,741,657 shares $1.42(3)    $2,473,153(3)     $227.53
pursuant to options
previously issued
pursuant to the
Digital Lightwave,
Inc. 2001 Stock Option
Plan
_______________________________________________________________________________
Total                    3,300,000 shares              $4,467,832       $411.05

(1)This Registration Statement shall also cover any additional shares of Common Stock which become issuable under either of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $1.28 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on September 13, 2002.

(3)Solely for the purpose of calculating the registration fee pursuant to Rule 475(h) under the Securities Act, on the basis of $1.42 per share, the weighted average exercise price of options granted pursuant to the Digital Lightwave, Inc. 2001 Stock Option Plan

PART I

ITEM 1.  PLAN INFORMATION *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION *

   *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
Part I of Form S-8.


PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The  following   documents   filed   by   Digital  Lightwave,  Inc.  (the
"Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference to this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 2001.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 1, 1996, for registration of the Common Stock, including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

   Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   Certain matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Orrick, Herrington & Sutcliffe LLP, Menlo Park, California.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the General Corporation Law of the State of Delaware ( "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

   The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Certificate of Incorporation and Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

   Inapplicable.

ITEM 8.  EXHIBITS

   See Exhibit Index on page 7.

ITEM 9.  UNDERTAKINGS

   (a)The undersigned Registrant hereby undertakes:

   (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i)to include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii)to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

   (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida on the 16th day of September, 2002.

                                         DIGITAL LIGHTWAVE, INC.
                                         (Registrant)


                                         By: /s/ JAMES GREEN
					    ___________________
                                            James Green
                                            President and Chief Executive
                                            Officer
                                            (Principal Executive Officer)

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                   		DATE

/s/ JAMES GREEN
____________________
James Green 	       President and Chief Executive  	     September 16, 2002
    		       Officer (Principal Executive
		       Officer)



/s/ MARK E. SCOTT
____________________
Mark E. Scott          Executive Vice President,Finance      September 16, 2002
		       Chief Financial Officer and
		       Secretary (Principal Financial
                       and Accounting Officer)



/s/ BRYAN J. ZWAN
____________________
*Bryan J. Zwan            Chairman of the Board              September 16, 2002



/s/ GERALD A. FALLON
____________________
*Gerald A. Fallon              Director                      September 16, 2002


/s/ WILLIAM F. HAMILTON
____________________
*William F. Hamilton           Director                      September 16, 2002


/s/ ROBERT F. HUSSEY
____________________
*Robert F. Hussey              Director                      September 16, 2002


*By:/s/ MARK E. SCOTT
    _________________
    Mark E. Scott

EXHIBIT INDEX

   EXHIBIT
     NUMBER    NAME

      5.1+     Opinion of Orrick, Herrington & Sutcliffe LLP.


      23.1+    Consent of PricewaterhouseCoopers LLP.


      23.2     Consent  of  Orrick,  Herrington  &  Sutcliffe  LLP
               (included in Exhibit 5.1)


      24.1+    Consent and Power of Attorney


      99.1(1)  Digital Lightwave,  Inc.  1997  Employee   Stock
               Purchase Plan (as amended in May 2002).


      99.2(2) Digital Lightwave, Inc. 2001 Stock Option Plan (as amended in May 2002).


      ___________


      +     Indicates such Exhibit is filed herewith.


      (1)Incorporated  by  reference   to   Appendix   B  to  the
         Registrant's Proxy Statement filed on April 22, 2002 for the 2002 Annual Meeting of Stockholders held on May 20,
         2002.


      (2)Incorporated   by   reference   to  Appendix  D  to  the
         Registrant's Proxy Statement filed on April 22, 2002 for the 2002 Annual Meeting of Stockholders held on May 20,
         2002.